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                                                                   Exhibit 10.14


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this __________ day of _______________, 2004 (the "Effective Date") by and between
ANDREW GORDON (the "Executive") and COFFEE HOLDING CO., INC., a Nevada corporation (the "Company").

                                   BACKGROUND

         WHEREAS the Executive has and is expected to continue to make a major contribution to the growth, profitability and financial strength of the Company; and

         WHEREAS the Company desires to retain the services of the Executive, and the Executive desires to be retained by the Company, on the terms and conditions set forth below.

         NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. The following terms, when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):

                  (a) "Affiliate" means, (a) with respect to the Executive, any other Person directly or indirectly Controlling, Controlled by, or under common Control with the Executive and (b) with respect to the Company, (i) any Person which directly or indirectly beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by all outstanding securities of the Company or (ii) any Person with respect to which the Company beneficially owns (within the meaning of Rule 13d promulgated under the Securities Exchange Act of 1934, as amended) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by, or more than 50% of the aggregate value of, all outstanding securities or other equity interests of such Person.

                  (b) "Base Salary" shall have the meaning set forth in section 3.1.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means an omission, act or action or series of omissions, acts or actions of the Executive which, in the determination of the Board, cause(s), constitute(s) or result(s) in:


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                           (i) the Executive's material dishonesty including,
                  without limitation, theft, fraud, embezzlement, financial misrepresentation or other similar behavior or action in his dealings with or with respect to the Company or any Affiliate thereof or entity with which the Company or any Affiliate thereof, shall be engaged in or be attempting to engage in commerce;

                           (ii) the conviction of the Executive for, or the
                  Executive's entry of a plea of guilty or nolo contendere to, the commission of a felony;

                           (iii) the willful refusal of the Executive to follow
                  the lawful directives of the Board with respect to his duties hereunder, which directives shall be consistent with his duties and position as President of the Company, as set forth in this Agreement, and which refusal is not cured by the Executive within thirty (30) calendar days after written notice from the Board of the Company to the Executive setting forth with reasonable specificity the nature thereof; or

                           (iv) the material breach of any material provision of
                  this Agreement which is not cured by the Executive within thirty (30) calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature of such breach, unless the breach is of such nature that it cannot be cured within such thirty (30) day period, in which case such period will be extended by a reasonable amount of time if, and only if (a) such breach is curable and (b) during such thirty (30) day period the Executive commences good faith efforts which can reasonably be expected to cure such breach as promptly as is reasonably practicable.

                  (e) "Change in Control" shall mean any one of the following:

                           (i) the acquisition by any person or entity,
                  excluding, for this purpose, the Company, Sterling Gordon, Rachelle Gordon and David Gordon, and any parent, parent-in-law, spouse, child, sibling, brother-in-law, sister-in-law, daughter-in-law and/or son-in-law of any of them (each a "Group Member") and any employee benefit plan of the Company, of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), of the Company; and

                           (ii) the approval by the stockholder or stockholders
                  of any of the Company of (a) a reorganization, merger, consolidation or other business combination (other than any reorganization, merger, consolidation or other business combination with an Affiliate of the entity to be reorganized, merged, consolidated or otherwise combined) of the Company with respect to which the stockholder or stockholders of such entity immediately prior to consummation of such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation, or (b) the sale, to a person or entity other than a Group Member, of all or substantially all of the assets of the Company.


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                  For purposes of this section 1.1(e):

                           "Affiliate" means a person or entity that directly,
                  or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

                           "Beneficial Ownership" shall be determined within the
                  meaning of Rule 13d-3 promulgated under the Exchange Act.

                           "Person" shall include persons as that term is
                  understood under Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

                           "Voting Securities" shall be deemed to include all
                  outstanding securities of a corporation that are then exchangeable or convertible into securities of that corporation entitled to vote generally in the election of directors, as if same shall have been exchanged or converted into such voting securities.

                  (f) "Confidential Information" means:

                           (i) proprietary information, trade secrets and
                  know-how of the Company and its Affiliates;

                           (ii) confidential information relating to the
                  business, operations, systems, networks, services, data bases, customer lists, pricing policies, business plans, marketing plans, product development plans, strategies, inventions and research of the Company or its Affiliates; and

                           (iii) confidential information relating to the
                  financial affairs and results of operations and forecasts or projections of the Company or its Affiliates;

         provided that information shall not constitute Confidential Information if such information: (i) is generally known by Persons other than the Company or its Affiliates or Persons employed by, in control of or otherwise affiliated with the Company or its Affiliates, (ii) is known by Persons other than the Company or its Affiliates or Persons employed by, in control of or otherwise affiliated with the Company or its Affiliates by reason of the action of such Person or Persons other than the Executive or any Person acting at the Executive's direction or with the Executive's consent, (iii) was known by the Executive, by lawful means, prior to the date of the Executive's employment with the Company or (iv) is compelled to be disclosed by law, regulation or legal process.

                  (g) "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

                  (h) "Disability" means any physical or mental condition which renders Executive incapable of performing his essential functions and duties hereunder as determined in good faith by the Board.


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                  (i) "Effective Date" shall have the meaning set forth in the preamble.

                  (j) "Employment Term" shall have the meaning set forth in
         section 2.2.

                  (k) "Good Reason" means:

                           (i) the assignment to Executive, without Executive's
                  expressed written approval, of duties or responsibilities materially inconsistent with the Executive's position of President of the Company, or any material reduction in Executive's duties, responsibilities or authority from those in effect on the date hereof;

                           (ii) the Company's failure to continue in effect any
                  material benefit plan, program or policy in which Executive is participating (other than any plan, program or policy which is available to the salaried employees of the Company generally), or the taking of any action by the Company that would adversely affect Executive's participation in or materially reduce Executive's benefits under any such benefit plan, program or policy or that would deprive Executive of any material fringe benefit enjoyed by Executive; provided, however, that no Good Reason shall occur if the aggregate value of the benefit plans, programs and policies in which the Executive is participating remains substantially equivalent;

                           (iii) a relocation of the Executive's primary place
                  of employment to any location that is both (a) greater than 50 miles away from the location at which Executive is currently working, and (b) greater than 50 miles away from the Executor's primary residence, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's past business travel obligations;

                           (iv) any material breach of any material provision of
                  this Agreement by the Company; or

                           (v) the date three months after the occurrence of a
                  Change in Control;

         which, in any case described in Sections 1.1(k)(i), (ii), (iii) or
         (iv), is not cured by the Company within thirty (30) calendar days after written notice from the Executive to the Board setting forth with reasonable specificity the nature of such breach or event, unless the breach or event is of such nature that it cannot be cured within such thirty (30) day period, in which case such period will be extended by a reasonable amount of time if, and only if (a) such breach is curable and (b) during such thirty (30) day period the Company commences good faith efforts which can reasonably be expected to cure such breach as promptly as is reasonably practicable. For purposes of this Agreement, any action or inaction described in Sections 1.1(k)(i), (ii), (iii) or
         (iv) shall constitute Good Reason only if written notice thereof as contemplated by the preceding sentence is given within 180 days after the date on which such action or inaction first occurs (or, if later, the earliest date on which the Executive knows or reasonably should know of such action or inaction).


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                  (l) "Initial Term" means the first period that this Agreement is in effect, as set forth in section 2.2.

                  (m) "Person" means an individual, corporation, partnership, association, limited liability company or partnership, trust, government, governmental agency or body, or any other group or entity, no matter how organized and whether or not for profit.

                  (n) "Renewal Term" shall have the meaning set forth in Section 2.2.

                                   ARTICLE II

                              EMPLOYMENT AND TERM

         Section 2.1 Employment. The Company employs Executive and the Executive hereby agrees to such employment by the Company during the Employment Term to serve as Chief Executive Officer and President of the Company, with the customary duties, authorities and responsibilities associated with such position and such other duties, authorities and responsibilities relative to the Company or its Affiliates that: (a) have been agreed upon by the Company and Executive or (b) may from time to time be delegated to Executive by the Board.

         Section 2.2 Employment Term.

                  (a) Initial Term. The "Initial Term" of this Agreement shall commence on the Effective Date, and unless sooner terminated as provided in Article IV, shall continue until the fifth anniversary of such date.

                  (b) Renewal Term. On the day after the Effective Date and on each day thereafter, the Employment Agreement shall be extended by one day, such that on any date the Employment Term will expire on the day before the fifth (5th) anniversary of such date. These extensions shall continue in perpetuity until discontinued by: (i) notice to the Executive given by the Company that they have elected to discontinue the extensions; (ii) notice by the Executive to the Company that he has elected to discontinue the extensions; or (iii) termination of the Executive's employment with the Company, whether by resignation, discharge or otherwise. On the date on which such a notice is deemed given, or on the effective date of a termination of the Executive's employment with the Company, the Employment Period shall be converted to a fixed period of five (5) years ending on the day before the fifth
         (5th) anniversary of such date. For all purposes of this Agreement, the term "Renewal Term" shall mean the period covered by any such extension.

                  (c) Employment Term. For all purposes of this Agreement, the term "Employment Term" shall mean the Initial Term and all Renewal Terms. Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term "Remaining Unexpired Employment Term" as of any date shall mean the period beginning on such date and ending on the last day of the Employment Term.

                  (d) Full Working Time. During the Employment Term, the Executive shall devote his ability and attention, all of his skill and experience and efforts during normal business hours and at such other times as the performance of his duties hereunder may reasonably require to the proper performance of his duties hereunder and to the business and affairs of the Company. During the Employment Term, the Executive, without the prior written approval of the Board, shall not, either directly or indirectly, actively participate in any other business or accept any employment or business office whatsoever, including, without limitation, serving as a director, from any other Person; provided, however, that the foregoing shall not preclude the Executive, subject to Article V, from:


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                           (i) serving as a director of or actually
                  participating in any non-profit or charitable organization or

                           (ii) making an investment in any other business, so
                  long as the Executive does not actively participate in another business referred to in Section 2.3 and such activity, whether described in Section 2.3(i) or 2.3(ii), does not materially interfere with the Executive's ability to perform his duties hereunder and does not constitute a conflict of interest with the Company in the reasonable opinion of the Board.

                                   ARTICLE III

                           COMPENSATION AND BENEFITS

         Section 3.1 Base Salary. During the Employment Term, as compensation for services hereunder and in consideration for the protective covenants set forth in Article V of this Agreement, Executive shall be paid an annual base salary of Three Hundred Twenty-Five Thousand Dollars ($325,000) or such greater amount as may from time to time be approved by the Compensation Committee of the Board (the "Base Salary"). Base Salary shall be paid to Executive in accordance with the Company's normal payroll practices.

         Section 3.2 Bonus. During the Employment Term, Executive shall be eligible to receive an annual bonus that will be determined in accordance with the bonus program established by the Board from time to time.

         Section 3.3 Benefits. To the maximum extent that he is eligible under the terms of the applicable plan or program, the Executive shall participate in any and all plans or programs maintained by the Company for its employees and/or senior executives generally that provide insurance, medical benefits, retirement benefits, or similar fringe benefits. In addition, the Executive shall be entitled to four weeks of paid vacation each calendar year of the Employment Term, which must be taken in accordance with the Company's vacation policy then in effect.

         Section 3.4 Indemnification and Insurance.

                  (a) D&O Insurance. The Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at its request. The coverage provided to the Executive pursuant to this section shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and shall continue for so long as the Executive shall be subject to personal liability relating to such service to the extent permitted under the Nevada General Corporation Law.


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                  (b) Indemnification. To the maximum extent permitted under applicable law, the Company shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or Affiliate thereof and shall continue for so long as the Executive shall be subject to personal liability relating to such service to the extent permitted under the Nevada General Corporation Law.

         Section 3.5 Expenses. The Company shall pay or reimburse the Executive for reasonable business expenses actually incurred or paid by the Executive during the Employment Term, in the performance of his services hereunder; provided, however, that such expenses are consistent with the Company policy. Such payment or reimbursement is expressly conditioned upon presentation of expense statements or vouchers or other supporting documentation by the Executive in a manner that is acceptable to the Company and otherwise in accordance with the Company policy then in effect.

         Section 3.6 Deductions. The Company shall deduct from all compensation or benefits payable pursuant to this Agreement such payroll, withholding and other taxes as may in the reasonable opinion of the Company be required by law and any such additional amounts requested in writing by the Executive.

                                   ARTICLE IV


                                  TERMINATION

         Section 4.1 General. The Company shall have the right to terminate the employment of the Executive at any time with or without Cause, and the Executive shall have the right to resign at any time with or without Good Reason, but the relative rights and obligations of the parties in the event of any such termination or resignation shall be determined under this Agreement.

         Section 4.2 Termination Under Certain Circumstances.

                  (a) Termination Without Severance Benefits. In the event the Executive's employment with the Company is terminated prior to the expiration of the Employment Term by reason of (i) the Executive's resignation without Good Reason, (ii) the Executive's death or (iii) the Executive's discharge by the Company for Cause, this Agreement shall terminate including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Executive under Article IV of this Agreement or otherwise, other than the Standard Termination Entitlements (as defined in section 4.4).

                  (b) Disability. The Company may terminate the Executive's employment upon the Executive's Disability. In such event, in addition to the Standard Termination Entitlements (as defined in section 4.4), the Company shall continue to pay the Executive his Base Salary in accordance with the Company's normal payroll practices, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Company and providing an annual benefit for the Executive at least equal to 60% of Base Salary; and (ii) the date of his death; and (iii) the expiration of the Remaining Unexpired Employment Term. A termination of employment due to Disability under this section 4.2(b) shall be effected by notice of termination given to the Executive by the Company and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive.


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                  (c) Termination with Severance Benefits. In the event that the
         Executive's employment with the Company is terminated by the Executive prior to the expiration of the Employment Term for Good Reason or by the Company prior to the expiration of the Employment Term other than for Cause or Disability, the Company shall pay the Standard Termination Entitlements (as defined in section 4.4) and the Severance Benefits (as defined in section 4.5); provided, however, that any payment required by this section 4.2(c) is expressly conditioned upon:

                           (i) The Executive's compliance in all material
                  respects with the material terms of this Agreement, including, without limitation, the applicable provisions of Article V; and

                           (ii) The Executive's resignation from any and all
                  positions which he holds as an officer, director or committee member with respect to the Company or any Affiliate thereof.

         Section 4.3 Liquidated Damages. The Company and Executive hereby stipulate that the damages which may be incurred by the Executive as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the liquidated damages payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment.

         Section 4.4 Standard Termination Entitlements. For all purposes of this Agreement, the Executive's "Standard Termination Entitlements" shall mean and include:

                  (a) the Executive's earned but unpaid compensation (including, without limitation, salary, bonus, and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Executive's termination of employment.

                  (b) the benefits, if any, due to the Executive (and the Executive's estate, surviving dependents or his designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs (including stock option plans) maintained for the benefit of the officers and employees of the Company). The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.


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         Section 4.5 Severance Benefits. For all purposes of this Agreement, the
Executive's "Severance Benefits" shall mean and include:

                  (a) During the Remaining Unexpired Employment Term, the Company shall provide for the Executive and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive's termination. The coverage provided under this section may, at the election of the Company, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section.

                  (b) The Company shall make a lump sum payment to the Executive (or, in the event of his death before payment, to his estate), in an amount (without discount for early payment) equal to the value of the salary that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company. Such lump sum shall be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination within thirty (30) days following the Executive's termination of employment.

                  (c) The Company shall make a lump sum payment to the Executive (or, in the event of his death before payment, to his estate), in an amount equal to the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Company if he had continued working for the Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (i) the maximum percentage rate at which an award was
                  ever available to Executive under such incentive compensation plan; multiplied by

                           (ii) the salary that would have been paid to
                  Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company.

         Such payment shall be made (without discount for early payment) within thirty (30) days following the Executive's termination of employment.


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                                   ARTICLE V


                              RESTRICTIVE COVENANTS

         Section 5.1 Proprietary Information. In the event that the Executive leaves the employ of the Company due to the Company's discharge of the Executive for Cause or the Executive's voluntary resignation from his employment hereunder without Good Reason, the Executive shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone other than the Company or its designee) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company or any Affiliate thereof or any of their respective successors or assigns.

         Section 5.2 Non-Competition. During his employment with the Company and continuing for one year thereafter (but only if the Executive's employment hereunder is terminated due to the Company's discharge of the Executive for Cause, or the Executive's voluntary resignation from his employment hereunder without Good Reason), the Executive agrees, and shall cause each Person Controlled by him to agree, that any such Person shall not, directly or indirectly, through any Person Controlled by the Executive, in any form or manner in the State of New York: (a) engage in any activities competitive with the business of the Company and its Affiliates for his or their own account or for the account of any other Person, or (b) become interested in any Person engaged in activities competitive with the business of the Company and its Affiliates as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Executive may own, directly or indirectly, solely as a passive investment, securities of any Person if the Executive (x) is not a Person in Control of, or a member of a group that Controls, such Person and (y) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person. For purposes of this section 5.2, the business of the Company and Affiliates shall mean the roasting, blending, packaging and distribution of coffee for sale.

         Section 5.3 Non-Solicitation. During his employment with the Company and for a period of one year thereafter (but only if the Executive's employment hereunder is terminated due to the Company's discharge of the Executive for Cause, or the Executive's voluntary resignation from his employment hereunder without Good Reason), the Executive will not, directly or indirectly, use proprietary knowledge or information relating to the Company or its Affiliates obtained during the course of Executive's employment with the Company with the intention to, or which a reasonable person would construe to (a) interfere with or disrupt any present or prospective relationship, contractual or otherwise, between the Company or its Affiliates and any customer, supplier, employee, consultant or other person having business dealings with the Company or its Affiliates, or (b) employ or solicit the employment or engagement by others of any employee or consultant of the Company or its Affiliates who was such an employee or consultant at the time of termination of the Executive's employment hereunder or within one year prior thereto.


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         Section 5.4 Non-Disclosure. Except with the prior written consent of the Company in each instance or as may be reasonably necessary to perform the Executive's services hereunder, the Executive shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after his employment with the Company, any Confidential Information relating to the Company or any Affiliate thereof acquired by him prior to, during the course of, or incident to, his employment hereunder. In the event Executive is required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process) to disclose any such Confidential Information, the Executive shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of such a protective order or other remedy or receipt of a waiver by the Company, the Executive is nonetheless advised by his legal counsel that he is legally compelled to disclose such Confidential Information, the Executive may, without liability hereunder, disclose only that portion of such Confidential Information which such counsel advises in writing is legally required to be disclosed.

         Section 5.5 Reasonable Limitations. Executive acknowledges that given the nature of the Company's business the covenants contained in this Article V contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve the Company's business and to protect the Company's legitimate business interests. If, however, this Article V is determined by any court of competent jurisdiction or any arbitrator to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect, or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator in such action.

         Section 5.6 Remedies for Breach. Executive acknowledges that the legal remedies for breach of the protective covenants hereunder are inadequate and therefore agrees that, in addition to all of the remedies available to the Company in the event of a breach or a threatened breach of any covenant contained in this Article V, the Company may: (a) obtain temporary, preliminary, and permanent injunctions and any other appropriate equitable relief against any and all such actions, (b) cease as of the date of such breach or threatened breach any and all further payments to Executive pursuant to this Agreement and
(c) recover from Executive monetary damages to the Company or any Affiliate arising from such breach or threatened breach and all costs and expenses (including reasonable attorneys' fees) incurred by the Company or any Affiliate in the enforcement of such protective covenants.

         Section 5.7 Affiliates of the Company. The provisions of this Article V shall benefit the business and proprietary rights of the Company's Affiliates and shall be enforceable against Executive by each of such Affiliates as third party beneficiaries.

         Section 5.8 Survival of Protective Covenants. Each covenant on the part of Executive contained in this Article V shall be construed as an agreement independent of any other provision of this Agreement, unless otherwise indicated herein, and shall survive the termination of Executive's employment under this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.


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

                                   ARTICLE VI


                               GENERAL PROVISIONS

         Section 6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to the Executive:       Andrew Gordon
                                    215 Meisner Avenue
                                    Staten Island, NY 10306



          If to the Company:        Coffee Holding Co, Inc.
                                    4401 First Avenue
                                    Brooklyn, NY  11232

                                    Attn:  Compensation Committee


         with copy to:              Thacher Proffitt & Wood LLP
                                    1700 Pennsylvania Avenue, NW, Suite 800
                                    Washington, DC  20006

                                    Attn:  Matthew Dyckman, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

         Section 6.2 Entire Agreement. This Agreement shall constitute the entire agreement between the Executive and the Company with respect to the Company's employment of the Executive and supersedes any and all prior agreements and understandings, written or oral, with respect thereto.

         Section 6.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by (a) an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced, and (b) in the case of the Company, such amendment or waiver also must be duly authorized by an appropriate resolution of the Board.

         Section 6.4 Successors and Assigns. The Company shall have the right to assign this Agreement. The personal services of the Executive are the subject of this Agreement and no part of his rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Executive. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Executive and (c) the successors and assigns of the Company as provided herein.

         Section 6.5 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

         Section 6.6 Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

         Section 6.7 No Conflicts. The Executive represents to the Company that the execution, delivery and performance by the Executive of this Agreement does not and will not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is or was a party or of which the Executive is or should be aware.

         Section 6.8 Survival. The rights and obligations of the Company and Executive pursuant to Articles IV, V and VII shall survive the termination of the Executive's employment with the Company and the expiration of the Employment Term.

         Section 6.9 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.11 Non-duplication. In the event that the Executive shall perform services for any Affiliate of the Company or any other direct or indirect subsidiary or affiliate of the Company or any Affiliate, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, its Affiliates and all of their respective direct or indirect subsidiaries and affiliates.

                                  ARTICLE VII


                               TAX INDEMNIFICATION

         Section 7.1 Tax Indemnification.

                  (a) If the Executive's employment terminates under circumstances entitling him (or in the event of his death, his estate) to the Severance Benefits, the Company shall pay to the Executive (or in the event of his death, his estate) an additional amount intended to indemnify him against the financial effects of the excise tax imposed on excess parachute payments under section 280G of the Internal Revenue Code (the "Tax Indemnity Payment"). The Tax Indemnity Payment shall be determined under the following formula:

X     =                        E x P
            ---------------------------------------------
                 1 - [(FI x (1 - SLI)) + SLI + E + M]
   where
E     =     the percentage rate at which an excise tax is assessed under section
            4999 of the Internal Revenue Code ("Code");

P     =     the amount with respect to which such excise tax is assessed, determined without regard to this section 7.1;

FI    =     the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

SLI   =     the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

M     =     the highest marginal rate of Medicare tax applicable to the
            Executive under the Code for the taxable year in question.

         Such computation shall be made at the expense of the Company by an attorney or a firm of independent certified public accountants selected by the Executive and reasonably satisfactory to the Company (the "Tax Advisor") and shall be based on the following assumptions: (i) that a change in ownership, a change in effective ownership or control, or a change in the ownership of a substantial portion of the assets, of the Company has occurred within the meaning of section 280G of the Code (a "280G Change of Control"); (ii) that all direct or indirect payments made to or benefits conferred upon the Executive on account of his termination of employment are "parachute payments" within the meaning of section 280G of the Code; and (iii) that no portion of such payments is reasonable compensation for services rendered prior to the Executive's termination of employment.

                  (b) With respect to any payment that is presumed to be a parachute payment for purposes of section 280G of the Code, the Tax Indemnity Payment shall be made to the Executive on the earlier of the date the Company or any direct or indirect subsidiary or affiliate of the Company is required to withhold such tax or the date the tax is required to be paid by the Executive, unless, prior to such date, the Company delivers to the Executive the written opinion, in form and substance reasonably satisfactory to the Executive, of the Tax Advisor or of an attorney or firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Executive, to the effect that the Executive has a reasonable basis on which to conclude that (i) no 280G Change in Control has occurred, or (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of section 280G of the Code, or (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 280G Change of Control, or (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under section 4999 of the Code with respect to such payment or benefit (the "Opinion Letter"). If the Company delivers an Opinion Letter, the Tax Advisor shall recompute, and the Company shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

                  (c) In the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 7.1(b), when increased by the amount of the payment made to the Executive under this section 7.1(c), or when reduced by the amount of the payment made to the Company under this section 7.1(c), equals the amount that should have properly been paid to the Executive under section 7.1(a). The interest paid to the Company under this section 7.1(c) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. The payment made to the Executive shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Executive under this section 7.1, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company any right to control or otherwise participate in any action, suit or proceeding to which the Executive is a party as a result of positions taken on his federal income tax return with respect to his liability for excise taxes under section 4999 of the Code.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



ATTEST:




By:
    --------------------------------            --------------------------------
    Name:                                       ANDREW GORDON
    Title:




ATTEST:                                         COFFEE HOLDING CO., INC.



By:
    --------------------------------            --------------------------------
    Name:                                       Name:
    Title:                                      Title: